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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Evergreen Media Corporation

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93874 and 33-12453) and Form S-8 (Nos. 33-83124 and 333-04379) of
Evergreen Media Corporation, Inc. of our report dated June 28, 1996, relating to the balance sheet of KKSF-FM/KDFC-FM and AM (A Division of the Brown Organization) as of December 31, 1995 and the related statements of operations and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K dated September 30, 1996 filed by Evergreen Media Corporation.


                                        KPMG Peat Marwick LLP

Dallas, Texas
September 30, 1996